AMENDED AND RESTATED

SCHEDULE A

dated March 13, 2019

to the Expense Limitation Agreement

dated February 23, 2016

between

The Advisors’ Inner Circle Fund

and

CIBC Private Wealth Advisors, Inc.

(formerly, AT Investment Advisers, Inc.)

MAXIMUM ANNUAL OPERATING EXPENSE LIMIT

This Agreement relates to the following Funds of the Trust:

Name of Fund	Maximum Annual Operating Expense Limit	Initial Term End Date
CIBC Atlas Disciplined Equity Fund (formerly, AT Disciplined Equity Fund)	0.80%	February 28, 2017
CIBC Atlas Income Opportunities Fund (formerly, AT Income Opportunities Fund)	0.85%	February 28, 2017
CIBC Atlas Mid Cap Equity Fund (formerly, AT Mid Cap Equity Fund)	1.00%	February 28, 2017
CIBC Atlas International Growth Fund	1.21%	February 28, 2021

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND

By:	/s/ Matthew M. Maher
Name: Matthew M. Maher
Title: Vice-President & Assistant Secretary

CIBC PRIVATE WEALTH ADVISORS, INC.

By:	/s Kenneth Kozanda
Name: Kenneth Kozanda
Title: Managing Director